INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-8 of our reports dated October 24, 2002 and June 6, 2002, appearing in the Annual Report on Form 10-K of Ameritrade Holding Corporation for the year ended September 27, 2002, and in the Annual Report on Form 11-K of Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan for the year ended December 31, 2001, respectively.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 14, 2003